Exhibit 99.1

Fourth Quarter News Release and Statistical Supplement (Unaudited)

January 24, 2006

INVESTOR RELATIONS CONTACT: Neal Fuller, 206-545-5537

MEDIA RELATIONS CONTACT: Paul Hollie, 206-545-3048

SAFECO DELIVERS STRONG FOURTH-QUARTER RESULTS,

RECORD EARNINGS FOR YEAR

SEATTLE—(January 24, 2006)—

Highlights

•	Posted record net income of $691.1 million for 2005.

•	Generated underwriting profits in core business lines for the quarter and full year.

•	Continued to expand the Safeco Now™® automated platform, adding mid-market commercial package and motorcycle coverage in the fourth quarter.

Summary Financial Results, after tax (In millions except per-share data)	3 Months Ended December 31		12 Months Ended December 31
	2005	2004	2005	2004
Net Income	$190.7	$179.8	$691.1	$562.4
Per Diluted Share of Common Stock	$1.53	$1.41	$5.43	$4.16
Results from Discontinued Operations	$—	$—	$—	$(57.8)
Income from Continuing Operations	$190.7	$179.8	$691.1	$620.2
Loss on Debt Repurchases	—	—	(2.6)	(78.7)
Net Realized Investment Gains	6.4	10.6	43.5	126.4
*Operating Earnings – Continuing Operations	$184.3	$169.2	$650.2	$572.5
Weighted Average Shares Outstanding (Diluted)	124.8	127.9	127.2	135.2

*	Operating Earnings is Income from Continuing Operations excluding Net Realized Investment Gains and Loss on Debt Repurchases. Measures used in this news release that are not based on U.S. generally accepted accounting principles (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at http://www.safeco.com/irsupplements.

Safeco (NASDAQ: SAFC) reported net income for the fourth quarter of $190.7 million, or $1.53 per diluted share. This compares with net income of $179.8 million, or $1.41 per diluted share, for the same period last year. For the full year, Safeco produced its best-ever net income result of $691.1 million, or $5.43 per diluted share, compared with $562.4 million, or $4.16 per diluted share, in 2004.

Net realized investment gains for the fourth quarter were $6.4 million, compared with $10.6 million in the same period of 2004. For the full year, net realized investment gains were $43.5 million, compared with $126.4 million in 2004.

Operating earnings from continuing operations, which exclude net realized investment gains and losses on debt repurchases, were $184.3 million for the quarter, compared with $169.2 million in the same quarter of 2004. For the full year 2005, operating earnings from continuing operations were $650.2 million, up from $572.5 million in 2004.

“In the face of tough market conditions and major catastrophes, Safeco delivered record earnings for the second consecutive year and posted underwriting profits in every major business line,” said Paula Rosput Reynolds, Safeco president and chief executive officer. “These results speak to the team’s discipline and resolve in a challenging year.”

The overall property and casualty (P&C) combined ratio was 89.1 for the quarter, versus 88.8 in the same quarter last year. The combined ratio for the full year was 91.1, compared with 91.5 a year ago. (Combined ratio is the percentage of each premium dollar spent on claims and expenses – the lower the ratio, the better the performance.)

Pretax catastrophe losses for the fourth quarter were $51.4 million, primarily due to estimated losses from Hurricane Wilma during the quarter. Pretax catastrophe losses were $40.2 million in the prior-year period, stemming largely from the 2004 Florida hurricanes. After reinsurance, pretax catastrophe losses were $267.4 million for the year, compared with $275.6 million in 2004.

“As was the case in Florida a year ago, Safeco’s 2005 hurricane losses were disproportionately lower than our market share in the affected Gulf Coast states due to our managed risk appetite in coastal areas,” Reynolds said. “This in no way minimizes the tremendous loss experienced by our customers and agents, or the heroic efforts of our Claims and Service personnel to help people through the recovery process.”

Safeco’s annualized return on equity (ROE) for the fourth quarter was 18.8 percent. Annualized operating ROE – measured using operating earnings and excluding from equity unrealized gains or losses on bonds – was 18.7 percent for the quarter. For the full year, ROE was 17.2 percent, and operating ROE was 16.8 percent.

Total revenues in the fourth quarter were $1.59 billion, compared with $1.57 billion in 2004. For the full year, total revenues were $6.35 billion, compared with $6.20 billion in 2004. Operating revenues, which exclude net realized investment gains, were $1.59 billion for the quarter – up 2.1 percent from the same period in 2004. For the full year, operating revenues increased 4.9 percent to $6.29 billion from $5.99 billion in 2004.

P&C net earned premiums were $1.46 billion for the quarter, a 1.6 percent increase over last year. For the full year, P&C net earned premiums were $5.81 billion, compared with $5.53 billion in 2004 – a 5.0 percent increase.

P&C net written premiums were $1.38 billion for the fourth quarter, down 0.8 percent compared with the year-ago period. For the full year, P&C net written premiums were $5.81 billion, compared with $5.67 billion in 2004 – up 2.4 percent.

P&C pretax net investment income for the quarter was $119.0 million, an increase of 11.7 percent compared with the same period last year. Last year’s fourth-quarter net investment income reflected an unfavorable amortization adjustment of $4.8 million on foreign bonds. For the full year, P&C pretax net investment income increased 3.5 percent to $460.6 million from $445.0 million in 2004.

“Looking ahead, we expect the trends we saw in 2005 to carry into 2006 – increasing competition, but solid underwriting profits for Safeco,” said Reynolds. “We will continue to leverage our business model – enhancing our Safeco Now online sales-and-service platform, expanding our points of distribution, and remaining vigilant in our risk selection.”

Safeco Personal Insurance

Safeco Auto reported a quarterly pretax underwriting profit of $18.6 million, compared with $41.1 million in the same period last year. Auto’s combined ratio was 97.3 in the quarter, compared with 94.1 a year ago. For the full year, Auto had a $139.6 million underwriting profit, compared with $176.2 million in 2004. The full-year Auto combined ratio was 95.1, compared with 93.3 for 2004.

Auto net written premiums fell 1.4 percent in the quarter compared with the prior-year period, but rose 4.2 percent for the full year. Policies in force (PIF) grew 0.6 percent in the fourth quarter over year-ago levels. New-business policies decreased 28.9 percent compared with the same quarter a year ago, and retention declined slightly.

“While competitive pressures were especially evident in our Auto line in the fourth quarter, our core underwriting was sound,” said Reynolds. Fourth-quarter results included several unusual loss and expense items and higher-than-expected catastrophe losses.

Safeco Property, which includes homeowners, landlord protection and related coverages, produced a quarterly pretax underwriting profit of $52.5 million, compared with $54.3 million in the same period a year ago. Property’s combined ratio was 77.3 in the quarter, compared with 76.7 in the same quarter of 2004. The fourth-quarter combined ratio included $17.4 million in pretax catastrophe losses primarily from Hurricane Wilma. The combined ratio in the fourth quarter of 2004 included $13.0 million in pretax catastrophe losses. For the full year, Property delivered a $198.2 million underwriting profit, compared with $209.2 million in 2004. The 2005 Property combined ratio was 78.3, compared with 77.3 for 2004.

Property net written premiums grew 0.7 percent in the quarter compared with a year ago while PIF fell 0.5 percent from prior-year levels. New-business policies increased 27.9 percent compared with the same quarter a year ago, and retention improved.

“Our outstanding performance in Property stems from our advanced segmentation work and smart underwriting in catastrophe-prone areas,” said Reynolds. “Again, discipline was a key driver here.”

Safeco Business Insurance

Safeco Business Insurance (SBI) reported a pretax underwriting profit of $62.9 million in the fourth quarter, compared with $62.6 million for the same period in 2004. The combined ratio for the quarter was 85.4, compared with 85.2 a year ago.

For the full year, SBI produced a $150.5 million underwriting profit, a marked improvement over the underwriting profit of $73.5 million recorded in 2004. The 2005 SBI combined ratio was 91.2, compared with 95.6 for 2004.

SBI Regular – Safeco’s core commercial line serving small- to mid-sized businesses – reported a pretax underwriting profit of $26.9 million in the quarter, compared with $51.2 million for the same period last year. The SBI Regular combined ratio was 91.6 in the fourth quarter, compared with 83.8 in the same period last year. Fourth-quarter 2005 pretax results include no significant net catastrophe losses or prior-year reserve development.

Fourth-quarter 2004 pretax results included $28.0 million in catastrophe losses and $26.1 million in favorable prior-year reserve development.

For the full year, SBI Regular reported $117.9 million in underwriting profit, compared with $47.2 million in 2004. The 2005 SBI Regular combined ratio was 90.7, compared with a 96.2 combined ratio in 2004.

SBI Regular net written premiums fell 5.1 percent during the fourth quarter compared with the same period last year. SBI Regular PIF for the quarter decreased 0.6 percent compared with a year ago. New-business policies issued for the quarter decreased 9.0 percent compared with the same quarter last year, but the retention rate of existing customers was steady. For commercial products delivered over Safeco’s automated underwriting platform, PIF for the year was up 4.1 percent compared with 2004 levels.

“The rollout of our commercial package product on Safeco Now establishes our market leadership in this area and enhances our ability to compete,” Reynolds said. “With this recent addition to the platform, our agent and broker partners now can quote mid-market commercial property and general liability coverages online in a matter of minutes. We believe our automated business products give us an underwriting edge and position us well in a softer pricing cycle.”

Safeco’s Special Accounts Facility (SAF), which writes selected large-commercial accounts and four specialty commercial programs, reported a pretax underwriting profit of $36.0 million in the quarter. This compares with a $11.4 million pretax underwriting profit in last year’s fourth quarter. SAF’s combined ratio was 67.8 in the period, compared with 89.4 last year. The underwriting profit in the fourth quarter of 2005 was driven primarily by $42.7 million of favorable prior-year reserve development related to general liability coverages, offset by pretax catastrophe losses of $23.4 million primarily related to Hurricane Wilma.

For the full year, SAF reported $32.6 million in underwriting profit, compared with $26.3 million in 2004. The 2005 SAF combined ratio was 92.4, compared with a 94.1 combined ratio in 2004. Full-year pretax catastrophe losses were $70.8 million, compared with $28.0 million in 2004.

Surety

Safeco Surety reported a pretax underwriting profit of $18.6 million in the quarter, compared with $11.6 million for the same period in 2004.

Surety’s combined ratio was 73.8 for the quarter, compared with 79.5 a year ago. Fourth-quarter net written premiums grew 16.6 percent compared with the same period last year.

For the full year, Surety generated a record $55.0 million underwriting profit, compared with $42.4 million in 2004. The 2005 Surety combined ratio was 78.9, compared with 79.1 for 2004.

P&C Other

The P&C Other segment, which includes results from operations that Safeco has exited or placed in runoff, had a pretax underwriting profit of $7.7 million in the fourth quarter. This result was driven primarily by favorable prior-year reserve development. In fourth-quarter 2004, Safeco recorded an $11.0 million pretax underwriting loss, driven by unfavorable prior-year reserve development.

For the full year, P&C Other had a $31.0 million pretax underwriting loss, compared with $40.9 million in 2004.

Additional Financial Information Available

Safeco estimates its catastrophe losses using its knowledge of severity and reporting patterns from past events as well as claims data and assumptions specific to each catastrophe. Due to the nature of catastrophe losses, their complexity, and legal, regulatory and other uncertainties affecting the estimation of such losses, Safeco expects to continually refine its estimates of catastrophe losses until all uncertainties are resolved.

Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure are included in Safeco’s Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.

The Form 8-K will include this news release and Safeco’s summary financial results, consolidated statements of income and condensed balance sheets in the company’s fourth-quarter and full-year financial supplement.

Safeco’s fourth-quarter and year-end press release, financial supplement and Form 8-K are available online at http://www.safeco.com/irsupplements.

Management Reviews Results on Webcast

Safeco’s senior management team will discuss the company’s fourth-quarter and full-year performance with analysts today at 11 a.m., Eastern Time (8 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, homeowners, and small- and mid-sized businesses through a national network of independent agents and brokers. More information about Safeco can be found at www.safeco.com.

###

FORWARD-LOOKING INFORMATION CONTAINED IN THIS

NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release. The risks and uncertainties include, but are not limited to:

•	Risks related to the pricing and underwriting of our products, and the subsequent establishment of reserves, such as:

•	Successful implementation of the new-business entry model for personal and commercial lines

•	Our ability to appropriately price and reserve for changes in the mix of our book of business

•	Inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic factors that increase the severity of claims

•	The pricing and availability of our reinsurance, including coverage for loss from catastrophes and terrorism and our ability to collect from our reinsurers

•	Our ability to price for or exclude the risk of loss from terrorism on our policies

•	Risks related to our Property & Casualty insurance strategy, such as:

•	Our ability to achieve premium targets and profitability, including realization of growth and business retention estimates

•	Our ability to achieve overall expense goals

•	Our ability to run off businesses that we have exited, or intend to exit in the future, without incurring material unexpected charges

•	The competitive pricing environment, initiatives by competitors and other changes in the competition

•	Regulatory, judicial and legislative risks, such as:

•	Our ability to freely enter and exit lines of business

•	Our ability to successfully obtain regulatory approval of rates and underwriting guidelines, including price-tiered products and the use of insurance scores that include credit information as a component

•	Interpretation of insurance policy provisions by courts or tax authorities, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices

•	The outcome of any litigation against us

•	Legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates, taxes, agent and broker commissions and availability of coverage

•	Unusual loss activity, such as:

•	Weather conditions, including the severity and frequency of storms, hurricanes, hail, snowfall and winter conditions

•	The occurrence of significant natural disasters, including earthquakes

•	The occurrence of significant man-made disasters, such as terrorist attacks or war

•	The occurrence of bankruptcies that result in losses on insurance products or investments

•	Financial and economic conditions, such as:

•	Performance of financial markets

•	Availability of bank credit facilities

•	Fluctuations in interest rates

•	General economic conditions

•	Operational risks, such as:

•	Damage to our infrastructure or harm to our workforce resulting in a disruption of our operations

•	Internal or external fraud perpetrated against us

We assume no obligation to update any forward-looking statements contained in this news release.

Financial Supplement

Fourth Quarter, 2005

At June 30, 2005, we revised our calculation of written premium, which required minor adjustments to some of the statistics, policies in-force counts and balance sheets for all periods presented. We also revised our loss cost information to reflect paid loss data, which is consistent with what we report to the Insurance Services Office (ISO) and also with industry standards.

On August 2, 2004, we completed the sale of our Life & Investments (L&I) operations. We have presented the results of L&I as a Discontinued Operation in all periods presented.

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Company’s quarterly 10-Q and annual 10-K filings.

Neal Fuller
Vice President – Finance & Treasurer
206-545-5537
neaful@safeco.com

Safeco Corporation - January 24, 2006 - Page SS-1

Safeco Corporation

Financial Measures Used by Safeco

(Amounts are in millions, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:

Safeco Personal Insurance (SPI)

Auto

Property

Specialty

Safeco Business Insurance (SBI)

SBI Regular

SBI Special Accounts Facility

Surety

P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior-year amounts to conform to the current-year presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our P&C operations. It excludes net realized investment gains that can fluctuate significantly and distort a comparison between periods. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

	Three Months Ended December 31		Year Ended December 31
	2005	2004	2005	2004
Total Revenues	$1,594.3	$1,574.4	$6,351.1	$6,195.4
Net Realized Investment Gains	(9.2)	(22.6)	(60.4)	(200.8)

Operating Revenues – Continuing Operations	$1,585.1	$1,551.8	$6,290.7	$5,994.6

Safeco Corporation - January 24, 2006 - Page SS-2

Operating Earnings – Continuing Operations

Operating Earnings from Continuing Operations is a non-GAAP financial measure that we use to assess the profitability of our P&C and Corporate operations. In the determination of Operating Earnings from Continuing Operations, we exclude net realized investment gains from Income from Continuing Operations. Net realized investment gains can fluctuate significantly and distort a comparison between periods. We also exclude the loss on debt repurchases. The following table reconciles Operating Earnings to Income from Continuing Operations, the most directly comparable GAAP measure.

	Three Months Ended December 31		Year Ended December 31
	2005	2004	2005	2004
Income from Continuing Operations	$190.7	$179.8	$691.1	$620.2
Net Realized Investment Gains, Net of Taxes	(6.4)	(10.6)	(43.5)	(126.4)
Loss on Debt Repurchases, Net of Taxes	—	—	2.6	78.7

Operating Earnings - Continuing Operations	$184.3	$169.2	$650.2	$572.5

Operating Return on Equity

Operating Return on Equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized consolidated operating earnings (see calculation below) for the most recent quarter by the average shareholders’ equity for the quarter using a simple average of the beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains on fixed maturities. This ratio provides management with an additional measure to evaluate our results excluding the unrealized changes in the valuation of our fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.

	Three Months Ended December 31		Year Ended December 31
(ANNUALIZED)	2005	2004	2005	2004
Net Income	$190.7	$179.8	$691.1	$562.4
Average Shareholders’ Equity	4,066.1	3,822.6	4,022.8	4,472.1
Return on Equity Based on Annualized Net Income	18.8%	18.8%	17.2%	12.6%
Results from Discontinued Operations, Net of Taxes	$—	$—	$—	$(57.8)
Net Realized Investment Losses from Discontinued Operations, Net of Taxes	—	—	—	17.9
Loss on Disposition	—	—	—	131.0

Operating Earnings - Discontinued Operations	—	—	—	91.1
Operating Earnings - Continuing Operations	184.3	169.2	650.2	572.5

Consolidated Operating Earnings	$184.3	$169.2	$650.2	$663.6

Average Shareholders’ Equity	$4,066.1	$3,822.6	$4,022.8	$4,472.1
Unrealized Fixed Maturities Investment Gains, Net of Taxes	(114.5)	(227.5)	(162.2)	(732.1)

Adjusted Average Shareholders’ Equity	$3,951.6	$3,595.1	$3,860.6	$3,740.0
Consolidated Operating Return on Equity Based on Annualized Operating Earnings	18.7%	18.8%	16.8%	17.7%

Safeco Corporation - January 24, 2006 - Page SS-3

Net Written Premiums

Net written premiums are a non-GAAP measure representing the amount of premium charged for policies issued with effective dates during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. We view net written premiums as a measure of business production for the period under review and as a leading indicator of net earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.

	Three Months Ended December 31		Year Ended December 31
	2005	2004	2005	2004
Net Earned Premiums	$1,459.9	$1,436.5	$5,805.4	$5,529.1
Change in Unearned Premiums	(77.4)	(43.1)	5.1	143.2

Net Written Premiums	$1,382.5	$1,393.4	$5,810.5	$5,672.3

Underwriting Profit and Combined Ratios

Underwriting profit is our net earned premiums less our losses from claims, loss adjustment expenses and underwriting expenses on a pretax basis. We view underwriting profit as a critical measure to assess the underwriting effectiveness of our operations and to evaluate the results of our business units. Our investment portfolio is managed separately from our underwriting activities and, therefore, net investment income and net realized investment gains are discussed separately. The following table reconciles underwriting profit to Income from Continuing Operations before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratios are a standard industry measure of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.

	Three Months Ended December 31		Year Ended December 31
	2005	2004	2005	2004
Income from Continuing Operations before Income Taxes	$277.3	$271.4	$985.7	$892.9
Net Realized Investment Gains	(9.2)	(22.6)	(60.4)	(200.8)
Corporate Results before Income Taxes	10.2	15.4	47.8	98.8
Loss on Debt Repurchases	—	—	4.0	121.0
Property & Casualty Net Investment Income	(119.0)	(106.5)	(460.6)	(445.0)
Restructuring Charges	0.2	4.0	2.7	5.4

Underwriting Profit	$159.5	$161.7	$519.2	$472.3

Other Information in this Supplement

Frequency, severity and loss cost information is on a paid claims basis which may lag incurred.

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders.

Certain reclassifications have been made to the prior year to conform to the current-year presentation.

NM = Not Meaningful

Safeco Corporation - January 24, 2006 - Page SS-4

Safeco Corporation

Key Metrics

(In Millions Except Per Share Data)

	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	Full Year 2005	Full Year 2004	Full Year Change
Net Income	$190.7	$101.1	$187.3	$212.0	$179.8	$691.1	$562.4	23%
Net Income Per Share	1.53	0.80	1.46	1.65	1.41	5.43	4.16	31%
Net Income Return on Equity annualized	18.8%	9.8%	18.2%	21.4%	18.8%	17.2%	12.6%	4.6
Net Realized Investment Gains, after tax	$6.4	$5.9	$9.2	$22.0	$10.6	$43.5	$126.4	-66%
Operating Earnings from Continuing Operations, after tax	184.3	97.8	178.1	190.0	169.2	650.2	572.5	14%
Operating Earnings from Continuing Operations Per Share	1.48	0.77	1.38	1.48	1.32	5.11	4.23	21%
Consolidated Operating Return on Equity (Pre-FAS 115) annualized	18.7%	9.9%	18.1%	20.1%	18.8%	16.8%	17.7%	-0.9
Consolidated Operating Return on Equity annualized	18.1%	9.5%	17.3%	19.2%	17.7%	16.2%	14.8%	1.4
Operating Revenues from Continuing Operations	$1,585.1	$1,581.7	$1,576.9	$1,547.0	$1,551.8	$6,290.7	$5,994.6	5%
% Chg Prior Year Same Qtr	2.1%	4.3%	7.2%	6.3%	10.6%
Property & Casualty
Combined Ratio	89.1%	97.5%	89.1%	88.5%	88.8%	91.1%	91.5%	-0.4
Impact of Catastrophes	3.8%	11.4%	0.9%	1.7%	2.8%	4.5%	5.0%	-0.5
Net Written Premiums	$1,382.5	$1,482.7	$1,509.8	$1,435.5	$1,393.4	$5,810.5	$5,672.3	2%
% Chg Prior Year Same Qtr	-0.8%	1.2%	3.6%	5.7%	8.1%
Net Earned Premiums	$1,459.9	$1,460.2	$1,456.9	$1,428.4	$1,436.5	$5,805.4	$5,529.1	5%
% Chg Prior Year Same Qtr	1.6%	4.2%	7.8%	6.6%	11.7%
Book Value Per Share	$33.38	$32.31	$33.09	$31.33	$30.88	$33.38	$30.88	8%
% Chg Prior Year Same Qtr	8.1%	10.0%	-9.0%	-21.2%	-14.8%
Book Value Per Share (Pre-FAS 115)	$32.52	$31.32	$31.42	$30.34	$29.16	$32.52	$29.16	12%
% Chg Prior Year Same Qtr	11.5%	14.0%	4.0%	5.9%	7.2%

Safeco Corporation - January 24, 2006 - Page SS-5

Safeco Corporation

Consolidated Statements of Income

(In Millions Except Per Share Data)

	Three Months Ended December 31		Year Ended December 31
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
REVENUES
Net Earned Premiums	$1,459.9	$1,436.5	$5,805.4	$5,529.1
Net Investment Income	125.2	115.0	485.1	464.6
Net Realized Investment Gains	9.2	22.6	60.4	200.8
Other Revenues	—	0.3	0.2	0.9

Total Revenues	1,594.3	1,574.4	6,351.1	6,195.4

EXPENSES
Losses and Loss Adjustment Expenses	874.7	863.0	3,635.0	3,495.2
Amortization of Deferred Policy Acquisition Costs	245.4	242.7	973.1	924.6
Other Underwriting and Operating Expenses	174.2	172.4	662.0	648.1
Interest Expense	22.5	20.9	88.6	108.2
Loss on Debt Repurchases	—	—	4.0	121.0
Restructuring Charges	0.2	4.0	2.7	5.4

Total Expenses	1,317.0	1,303.0	5,365.4	5,302.5

Income from Continuing Operations before Income Taxes	277.3	271.4	985.7	892.9
Provision for Income Taxes on:
Income from Continuing Operations before Net Realized Investment Gains	83.8	79.6	277.7	198.3
Net Realized Investment Gains	2.8	12.0	16.9	74.4

Total Provision for Income Taxes	86.6	91.6	294.6	272.7

Income from Continuing Operations	190.7	179.8	691.1	620.2
Results from Discontinued Operations, Net of Taxes	—	—	—	(57.8)

Net Income	$190.7	$179.8	$691.1	$562.4

INCOME PER SHARE OF COMMON STOCK - DILUTED
Income from Continuing Operations	$1.53	$1.41	$5.43	$4.59
Results from Discontinued Operations, Net of Taxes	—	—	—	(0.43)

Net Income Per Share of Common Stock - Diluted	$1.53	$1.41	$5.43	$4.16

INCOME PER SHARE OF COMMON STOCK - BASIC
Income from Continuing Operations	$1.54	$1.42	$5.49	$4.62
Results from Discontinued Operations, Net of Taxes	—	—	—	(0.43)

Net Income Per Share of Common Stock - Basic	$1.54	$1.42	$5.49	$4.19

Dividends Declared	$0.25	$0.22	$0.97	$0.81
Average Number of Shares Outstanding During the Period:*
Diluted	124.8	127.9	127.2	135.2
Basic	123.6	126.9	125.9	134.1

*	Reflects the repurchase of 2.75 million shares under an accelerated share repurchase program on July 25, 2005, and repurchase of 1.8 million shares between July 25 and November 1, 2005 under a Rule 10b5-1 trading plan.

Safeco Corporation - January 24, 2006 - Page SS-6

Safeco Corporation

Condensed Balance Sheets

(In Millions)

	December 31 2005	December 31 2004
	(Unaudited)
ASSETS
Total Investments *	$10,496.1	$10,404.2
Cash and Cash Equivalents	556.3	251.9
Reinsurance Recoverables	447.0	355.4
Deferred Policy Acquisition Costs	376.4	382.2
Other Assets	3,011.2	3,193.5

Total Assets	$14,887.0	$14,587.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and Loss Adjustment Expense Reserves	$5,358.2	$5,209.3
Debt **	1,307.0	1,332.9
Unearned Premiums and Other Liabilities	4,097.2	4,124.1

Total Liabilities	10,762.4	10,666.3

Common Stock, No Par Value
Shares Authorized: 300; Shares Reserved for Stock Awards: 7.5; 9.1
Shares Issued and Outstanding: 123.6***; 127.0	434.8	641.8
Retained Earnings	3,333.0	2,763.8
Accumulated Other Comprehensive Income	356.8	515.3

Total Shareholders’ Equity	4,124.6	3,920.9

Total Liabilities & Shareholders’ Equity	$14,887.0	$14,587.2

*	See Investment Portfolio (SS-16) for more detail.

**	See Capitalization (SS-17) for more detail.

***	Reflects the repurchase of 2.75 million shares under an accelerated share repurchase program on July 25, 2005, and repurchase of 1.8 million shares between July 25 and November 1, 2005 under a Rule 10b5-1 trading plan.

Certain reclassifications have been made to the prior periods to conform to the current-period presentation.

Safeco Corporation - January 24, 2006 - Page SS-7

Safeco Corporation

Continuing Operations Income Summary

(In Millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Income from Continuing Operations Before Income Taxes
Property & Casualty
Underwriting Profit	$159.5	$161.7	$519.2	$472.3
Net Investment Income	119.0	106.5	460.6	445.0
Restructuring Charges	(0.2)	(4.0)	(2.7)	(5.4)

Total Property & Casualty	278.3	264.2	977.1	911.9
Corporate	(10.2)	(15.4)	(47.8)	(98.8)

Total	268.1	248.8	929.3	813.1
Net Realized Investment Gains	9.2	22.6	60.4	200.8
Loss on Debt Repurchases	—	—	(4.0)	(121.0)

Total Income from Continuing Operations Before Income Taxes	$277.3	$271.4	$985.7	$892.9

Total Provision for Income Taxes	$86.6	$91.6	$294.6	$272.7

After-Tax Income from Continuing Operations
Property & Casualty
Underwriting Profit	$102.0	$103.1	$340.6	$308.3
Net Investment Income	88.6	76.6	340.0	323.8
Restructuring Charges	(0.1)	(2.6)	(1.7)	(3.5)

Total Property & Casualty	190.5	177.1	678.9	628.6
Corporate	(6.2)	(7.9)	(28.7)	(56.1)

Total	184.3	169.2	650.2	572.5
Net Realized Investment Gains	6.4	10.6	43.5	126.4
Loss on Debt Repurchases	—	—	(2.6)	(78.7)

Total Income from Continuing Operations	$190.7	$179.8	$691.1	$620.2

Safeco Corporation - January 24, 2006 - Page SS-8

Safeco Property & Casualty

Underwriting Profit (Loss) and Combined Ratios

(In Millions except ratios)

	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	Full Year 2005	Full Year 2004
Net U/W Profit (Loss)
Safeco Personal Insurance
Auto	$18.6	$51.3	$39.6	$30.1	$41.1	$139.6	$176.2
Property	52.5	17.2	72.5	56.0	54.3	198.2	209.2
Specialty	(0.8)	(8.1)	7.1	8.7	3.1	6.9	11.9

Total SPI	70.3	60.4	119.2	94.8	98.5	344.7	397.3

Safeco Business Insurance
SBI Regular	26.9	0.9	43.2	46.9	51.2	117.9	47.2
SBI Special Accounts Facility	36.0	(20.4)	6.8	10.2	11.4	32.6	26.3

Total SBI	62.9	(19.5)	50.0	57.1	62.6	150.5	73.5

Surety	18.6	13.7	7.9	14.8	11.6	55.0	42.4
P&C Other*	7.7	(18.6)	(17.7)	(2.4)	(11.0)	(31.0)	(40.9)

Total Property & Casualty	$159.5	$36.0	$159.4	$164.3	$161.7	$519.2	$472.3

Net Combined Ratios (GAAP)
Safeco Personal Insurance
Auto	97.3%	92.8%	94.4%	95.7%	94.1%	95.1%	93.3%
Property	77.3	92.4	68.2	75.4	76.7	78.3	77.3
Specialty	103.5	132.0	70.2	62.5	86.9	93.0	86.8

Total SPI	92.7	93.8	87.6	90.0	89.6	91.0	89.1

Safeco Business Insurance
SBI Regular	91.6	99.7	86.5	85.1	83.8	90.7	96.2
SBI Special Accounts Facility	67.8	119.4	93.8	90.3	89.4	92.4	94.1

Total SBI	85.4	104.6	88.3	86.4	85.2	91.2	95.6

Surety	73.8	79.5	87.6	75.1	79.5	78.9	79.1
P&C Other*	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	89.1%	97.5%	89.1%	88.5%	88.8%	91.1%	91.5%

*	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff, London operations sold in July 2005 and other product lines that we have exited.

Safeco Corporation - January 24, 2006 - Page SS-9

Safeco Property & Casualty

Net Written Premiums

(In Millions)

	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	Full Year 2005	Full Year 2004
Net Written Premiums
Safeco Personal Insurance
Auto	$673.3	$719.5	$701.7	$725.5	$683.2	$2,820.0	$2,705.6
Property	220.8	244.7	245.5	197.2	219.2	908.2	918.3
Specialty	21.3	27.3	30.2	22.5	19.8	101.3	93.4

Total SPI	915.4	991.5	977.4	945.2	922.2	3,829.5	3,717.3

Safeco Business Insurance
SBI Regular	289.0	309.2	340.7	324.1	304.4	1,263.0	1,258.5
SBI Special Accounts Facility	110.0	106.9	101.3	105.5	106.6	423.7	447.4

Total SBI	399.0	416.1	442.0	429.6	411.0	1,686.7	1,705.9

Surety	68.0	75.2	75.5	59.7	58.3	278.4	231.4
P&C Other	0.1	(0.1)	14.9	1.0	1.9	15.9	17.7

Total Property & Casualty	$1,382.5	$1,482.7	$1,509.8	$1,435.5	$1,393.4	$5,810.5	$5,672.3

	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Net Written Premiums (Percent Change)
Safeco Personal Insurance
Auto	-1.4%	2.2%	6.7%	9.8%	12.4%	4.2%	15.8%
Property	0.7	-1.7	-3.0	0.1	-2.2	-1.1	-0.6
Specialty	7.6	9.2	6.3	11.4	8.8	8.5	9.1

Total SPI	-0.7	1.4	4.1	7.6	8.5	3.0	11.1

Safeco Business Insurance
SBI Regular	-5.1	0.5	2.2	3.6	7.6	0.4	8.8
SBI Special Accounts Facility	3.2	-7.4	-5.9	-10.4	-3.4	-5.3	10.3

Total SBI	-2.9	-1.7	0.2	-0.3	4.5	-1.1	9.2

Surety	16.6	17.3	25.2	22.6	24.6	20.3	29.4
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	-0.8%	1.2%	3.6%	5.7%	8.1%	2.4%	11.0%

Certain reclassifications have been made to the prior periods to conform to the current-period presentation.

Safeco Corporation - January 24, 2006 - Page SS-10

Safeco Property & Casualty

Net Earned Premiums

(In Millions)

	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	Full Year 2005	Full Year 2004
Net Earned Premiums

Safeco Personal Insurance
Auto	$701.3	$715.0	$710.4	$693.7	$694.6	$2,820.4	$2,628.6
Property	231.3	226.5	227.7	227.8	232.8	913.3	920.6
Specialty	25.6	25.3	24.1	23.1	23.5	98.1	90.2

Total SPI	958.2	966.8	962.2	944.6	950.9	3,831.8	3,639.4

Safeco Business Insurance
SBI Regular	318.0	321.3	319.1	313.8	315.8	1,272.2	1,224.7
SBI Special Accounts Facility	111.8	105.2	109.0	105.9	108.1	431.9	443.3

Total SBI	429.8	426.5	428.1	419.7	423.9	1,704.1	1,668.0

Surety	71.1	67.0	63.4	59.4	56.3	260.9	203.0
P&C Other	0.8	(0.1)	3.2	4.7	5.4	8.6	18.7

Total Property & Casualty	$1,459.9	$1,460.2	$1,456.9	$1,428.4	$1,436.5	$5,805.4	$5,529.1

	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Net Earned Premiums (Percent Change)
Safeco Personal Insurance
Auto	1.0%	6.7%	10.4%	11.9%	15.9%	7.3%	17.3%
Property	-0.6	-2.4	0.1	-0.2	—	-0.8	—
Specialty	8.9	8.1	9.0	9.0	9.3	8.8	8.7

Total SPI	0.8	4.4	7.7	8.6	11.4	5.3	12.1

Safeco Business Insurance
SBI Regular	0.7	4.7	6.5	3.8	11.2	3.9	11.6
SBI Special Accounts Facility	3.4	-4.8	0.9	-9.3	5.9	-2.6	15.5

Total SBI	1.4	2.2	5.1	0.1	9.8	2.2	12.6

Surety	26.3	24.8	33.2	30.8	30.9	28.5	32.2
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	1.6%	4.2%	7.8%	6.6%	11.7%	5.0%	12.8%

Safeco Corporation - January 24, 2006 - Page SS-11

Safeco Property & Casualty

Safeco Personal Insurance (SPI)

(In Millions)

	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	Full Year 2005	Full Year 2004
AUTO

Underwriting Profit	$18.6	$51.3	$39.6	$30.1	$41.1	$139.6	$176.2
Loss and LAE Ratio	73.5%	70.5%	71.5%	72.8%	73.4%	72.1%	71.0%
Expense Ratio	23.8	22.3	22.9	22.9	20.7	23.0	22.3

Combined Ratio	97.3%	92.8%	94.4%	95.7%	94.1%	95.1%	93.3%

Impact of Catastrophes	0.7%	1.7%	0.6%	0.3%	0.2%	0.8%	0.7%

Policies In Force (000's)	1,813.4	1,826.4	1,834.5	1,825.2	1,801.9
% Chg Prior Year Same Qtr	0.6%	2.9%	6.0%	7.4%	8.9%

Loss Trends (12 mos. Rolling)
Frequency (Paid)	-1.4%	-1.5%	-2.7%	-4.1%	-3.0%
Severity (Paid)	9.8	8.5	6.3	4.9	2.6
Total Loss Costs	8.2%	6.9%	3.4%	0.6%	-0.4%

Retention - Voluntary Auto	79.5%	79.7%	80.3%	80.3%	80.4%

New Business Policies (000's)	92.6	108.2	114.4	129.1	130.3
% Chg Prior Year Same Qtr	-28.9%	-27.2%	-12.2%	-10.9%	-6.5%

Net Written Premiums	$673.3	$719.5	$701.7	$725.5	$683.2
% Chg Prior Year Same Qtr	-1.4%	2.2%	6.7%	9.8%	12.4%

Net Earned Premiums	$701.3	$715.0	$710.4	$693.7	$694.6
% Chg Prior Year Same Qtr	1.0%	6.7%	10.4%	11.9%	15.9%

PROPERTY

Underwriting Profit	$52.5	$17.2	$72.5	$56.0	$54.3	$198.2	$209.2
Loss and LAE Ratio	48.1%	63.9%	39.6%	49.0%	45.8%	50.1%	49.3%
Expense Ratio	29.2	28.5	28.6	26.4	30.9	28.2	28.0

Combined Ratio	77.3%	92.4%	68.2%	75.4%	76.7%	78.3%	77.3%

Impact of Catastrophes	8.3%	24.8%	2.5%	8.6%	5.6%	11.1%	11.6%
Impact of Non-Cat Weather	3.3%	4.8%	4.9%	5.1%	4.0%	4.5%	4.9%

Policies In Force (000's)	1,344.2	1,344.9	1,345.5	1,346.5	1,350.3
% Chg Prior Year Same Qtr	-0.5%	-1.6%	-3.3%	-5.3%	-6.7%

Retention - Homeowners	85.2%	84.9%	84.5%	84.0%	83.5%

New Business Policies (000's)	48.2	57.7	55.6	46.5	37.7
% Chg Prior Year Same Qtr	27.9%	36.4%	51.9%	50.0%	17.1%

Net Written Premiums	$220.8	$244.7	$245.5	$197.2	$219.2
% Chg Prior Year Same Qtr	0.7%	-1.7%	-3.0%	0.1%	-2.2%

Net Earned Premiums	$231.3	$226.5	$227.7	$227.8	$232.8
% Chg Prior Year Same Qtr	-0.6%	-2.4%	0.1%	-0.2%	0.0%

SPECIALTY

Underwriting Profit (Loss)	$(0.8)	$(8.1)	$7.1	$8.7	$3.1	$6.9	$11.9

Loss and LAE Ratio	74.3%	103.9%	41.0%	35.5%	61.8%	64.6%	61.7%
Expense Ratio	29.2	28.1	29.2	27.0	25.1	28.4	25.1

Combined Ratio	103.5%	132.0%	70.2%	62.5%	86.9%	93.0%	86.8%

Impact of Catastrophes	20.7%	14.5%	-0.5%	1.4%	5.9%	9.4%	8.5%

Safeco Corporation - January 24, 2006 - Page SS-12

Safeco Property & Casualty

Safeco Business Insurance (SBI)

(In Millions)

	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	Full Year 2005	Full Year 2004
SAFECO BUSINESS INSURANCE

Underwriting Profit (Loss)	$62.9	$(19.5)	$50.0	$57.1	$62.6	$150.5	$73.5

Loss and LAE Ratio	50.4%	71.3%	52.9%	52.2%	49.2%	56.8%	60.7%
Expense Ratio	35.0	33.3	35.4	34.2	36.0	34.4	34.9

Combined Ratio (CR)	85.4%	104.6%	88.3%	86.4%	85.2%	91.2%	95.6%

Impact of Catastrophes	6.2%	21.9%	0.7%	0.7%	5.8%	7.4%	8.5%

SBI REGULAR

Underwriting Profit	$26.9	$0.9	$43.2	$46.9	$51.2	$117.9	$47.2
Loss and LAE Ratio	57.0%	67.1%	51.8%	52.1%	49.6%	57.0%	62.6%
Expense Ratio	34.6	32.6	34.7	33.0	34.2	33.7	33.6

Combined Ratio (CR)	91.6%	99.7%	86.5%	85.1%	83.8%	90.7%	96.2%

Impact of Catastrophes	0.7%	16.5%	0.1%	0.7%	8.9%	4.6%	9.3%

Policies In Force (000’s)	507.9	510.1	510.6	507.2	511.0
% Chg Prior Year Same Qtr	-0.6%	-0.2%	-0.2%	-0.3%	0.2%

Retention	79.5%	80.2%	80.3%	80.1%	79.8%

New Business Policies (000’s)	23.3	26.5	28.8	26.3	25.6
% Chg Prior Year Same Qtr	-9.0%	-5.4%	-6.5%	-9.0%	-8.2%

Net Written Premiums	$289.0	$309.2	$340.7	$324.1	$304.4
% Chg Prior Year Same Qtr	-5.1%	0.5%	2.2%	3.6%	7.6%

Net Earned Premiums	$318.0	$321.3	$319.1	$313.8	$315.8
% Chg Prior Year Same Qtr	0.7%	4.7%	6.5%	3.8%	11.2%

SBI SPECIAL ACCOUNTS FACILITY
Underwriting Profit (Loss)	$36.0	$(20.4)	$6.8	$10.2	$11.4	$32.6	$26.3
Combined Ratio	67.8%	119.4%	93.8%	90.3%	89.4%	92.4%	94.1%
Impact of Catastrophes	21.7%	37.8%	2.6%	0.7%	-3.1%	15.8%	6.3%

Safeco Corporation - January 24, 2006 - Page SS-13

Safeco Property & Casualty

Surety, Other and Total

(In Millions Except Ratios)

	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	Full Year 2005	Full Year 2004
SURETY
Underwriting Profit	$18.6	$13.7	$7.9	$14.8	$11.6	$55.0	$42.4
Combined Ratio	73.8%	79.5%	87.6%	75.1%	79.5%	78.9%	79.1%
P&C OTHER *
Underwriting Profit (Loss)	$7.7	$(18.6)	$(17.7)	$(2.4)	$(11.0)	$(31.0)	$(40.9)
TOTAL PROPERTY & CASUALTY
Underwriting Profit	$159.5	$36.0	$159.4	$164.3	$161.7	$519.2	$472.3
Loss and LAE Ratio	59.9%	69.3%	60.6%	60.7%	60.1%	62.7%	63.3%
Expense Ratio	29.2	28.2	28.5	27.8	28.7	28.4	28.2

Combined Ratio (CR)	89.1%	97.5%	89.1%	88.5%	88.8%	91.1%	91.5%

Impact of Catastrophes	3.8	11.4	0.9	1.7	2.8	4.5	5.0

CR excluding Catastrophes	85.3%	86.1%	88.2%	86.8%	86.0%	86.6%	86.5%

	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	Full Year 2005	Full Year 2004
Catastrophes
SPI - Auto	$4.9	$12.9	$4.5	$2.0	$1.2	$24.3	$18.9
SPI - Property	17.4	61.3	5.6	19.6	13.0	103.9	107.2
SPI - Specialty	5.2	3.8	—	0.3	1.3	9.3	7.6
Safeco Business Insurance	23.9	100.1	3.0	2.9	24.7	129.9	141.9

Total	$51.4	$178.1	$13.1	$24.8	$40.2	$267.4	$275.6

*	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff, London operations sold in July 2005 and other product lines that we have exited.

Safeco Corporation - January 24, 2006 - Page SS-14

Safeco Property & Casualty

Statutory Information

(In Millions Except Ratios)

			Three Months Ended December 31		Year Ended December 31
			2005	2004	2005	2004
Loss and Loss Adjustment Expense (LAE) Reserves
Loss and LAE Reserves, Beginning of Period			$4,982.2	$4,864.1	$4,819.2	$4,649.2
Net Losses and LAE Incurred			816.2	863.9	3,630.3	3,496.1
Net Losses and LAE Paid			(883.4)	(908.8)	(3,534.5)	(3,326.1)

Loss and LAE Reserves, End of Period			$4,915.0	$4,819.2	$4,915.0	$4,819.2

	4TH QTR 2005		3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004
P&C Balance Sheet
Total Capital and Surplus	$3,674.4	*	$3,619.6	$3,699.3	$3,633.1	$3,430.9
Ratio of Net Written Premiums (Annualized) to Total Capital and Surplus	1.58	*	1.63	1.59	1.58	1.65

*	Estimated

Safeco Corporation - January 24, 2006 - Page SS-15

Safeco Corporation

Investment Portfolio

(In Millions)

	12/31/2005%			12/31/2004%
Investment Portfolio (Market Value)
Fixed Maturities - Taxable	$6,352.8	60.5%		$7,084.8	68.1%
Fixed Maturities - Nontaxable	3,009.1	28.7		2,209.5	21.2
Marketable Equity Securities	1,123.5	10.7		1,101.4	10.6

Total Fixed Maturities & Marketable Equity Securities	10,485.4	99.9		10,395.7	99.9
Other Invested Assets	10.7	0.1		8.5	0.1

Total Investment Portfolio	$10,496.1	100.0%		$10,404.2	100.0%

	12/31/2005			12/31/2004
Rating (Market Value) - Fixed Maturities
AAA	46.6%			43.0%
AA	12.6			11.0
A	26.0			29.4
BBB	12.8			13.8

Total Investment Grade	98.0			97.2

BB or lower	1.1			1.8
Not Rated	0.9			1.0

Total Below Investment Grade	2.0			2.8

Total	100.0%			100.0%

Average Rating	A+			A+

	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
P&C Pretax Investment Income	$119.0	$115.3	$113.3	$113.0	$106.5
Tax Rate on P&C Investment Income	25.54%	26.30%	26.66%	26.28%	28.10%
Pretax Investment Income	$125.2	$121.4	$119.9	$118.6	$115.0
Tax Rate on Investment Income	25.94%	26.71%	27.14%	26.64%	28.52%

Fixed Maturities at Cost	$9,199.1	$9,188.0	$9,277.9	$8,986.8	$8,958.0
Fixed Maturities at Market	9,361.9	9,377.5	9,605.7	9,181.2	9,294.3
Marketable Equity Securities at Cost	737.7	731.5	717.5	705.9	640.3
Marketable Equity Securities at Market	1,123.5	1,126.7	1,113.4	1,111.0	1,101.4

Total Cost	$9,947.5	$9,929.1	$10,004.2	$9,701.0	$9,606.8
Total Market	$10,496.1	$10,513.8	$10,727.9	$10,300.5	$10,404.2
% Fixed Maturities - Taxable (at market)	60.5%	64.0%	67.3%	67.5%	68.1%
% Fixed Maturities - Nontaxable (at market)	28.7%	25.2%	22.2%	21.6%	21.2%
% Marketable Equity Securities (at market)	10.7%	10.7%	10.4%	10.8%	10.6%
% Other	0.1%	0.1%	0.1%	0.1%	0.1%

P&C Market YTM on Fixed Maturities Portfolio	4.85%	4.71%	4.35%	4.51%	4.06%
P&C Book YTM on Fixed Maturities Portfolio	5.02%	4.96%	5.00%	5.00%	5.02%
P&C Duration of Fixed Maturities Portfolio	4.75	4.64	4.44	4.55	4.74

	Three Months Ended December 31		Year Ended December 31
	2005	2004	2005	2004
Net Realized Investment Gains (After Tax) from Continuing Operations
Gains on Securities Transactions	$11.6	$7.4	$55.1	$129.1
Impairments	(4.9)	—	(10.0)	(5.9)
Other	(0.3)	3.2	(1.6)	3.2

Net Realized Investment Gains	$6.4	$10.6	$43.5	$126.4

Safeco Corporation - January 24, 2006 - Page SS-16

Safeco Corporation

Capitalization

(In Millions)

	12/31/2005	12/31/2004	12/31/2003
Short-Term Debt
$300 million* back up line of credit (unused)	$—	$—	$—
Long-Term Debt
6.875%, due 7/15/07 (non callable)	200.0	200.0	200.0
4.20%, due 2/1/08 (non callable)	200.0	200.0	200.0
4.875%, due 2/1/10 (non callable)	300.0	300.0	300.0
7.25%, due 9/1/12 (non callable) ***	204.1	230.0	375.0
8.072% debentures due 2037 (Callable at 104 in 2007)	402.9	402.9	876.3

Total Debt	$1,307.0	$1,332.9	$1,951.3

Equity	$4,124.6	$3,920.9	$5,023.3

Total Capital (Debt + Equity)	$5,431.6	$5,253.8	$6,974.6

Debt to Capital	24.1%	25.4%	28.0%
Adjusted Debt** to Capital	22.6%	23.8%	25.5%
Debt to Equity	31.7%	34.0%	38.8%
Debt to Capital (excluding FAS 115)	24.5%	26.5%	34.1%
Adjusted Debt** to Capital (excluding FAS 115)	23.0%	24.9%	31.0%
Debt to Equity (excluding FAS 115)	32.5%	36.0%	51.7%

*	$500 million in 2003

**	20% equity credit for 8.072% debentures due 2037

***	Reflects the repurchase of $25.9 million of debt in August 2005.

Safeco Corporation - January 24, 2006 - Page SS-17